Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

           In connection with the Form 10-Q of China Private Equity Acquisition Corp. (the "Company") for the quarter ended June 30, 2010, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

      /s/ James Hahn
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James Hahn
Chief Executive Officer and President
(principal executive officer) &
Chief Financial Officer (principal financial
officer and principal accounting officer)

Date: August 9, 2010

A signed original of this written statement required by Section 906 has been provided to China Private Equity Acquisition Corp. and will be retained by China Private Equity Acquisition Corp. and furnished to the Securities and Exchange Commission or its staff upon request.